As filed with the Securities and Exchange Commission on June 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CLIMB GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3136104 (I.R.S. Employer Identification Number)

4 Industrial Way West, Suite 300 Eatontown, New Jersey (Address of Principal Executive Offices)	07724 (Zip Code)

Amended and Restated Climb Global Solutions, Inc. 2021 Omnibus Incentive Plan

(Full title of the plan)

Dale Foster

Chief Executive Officer

Climb Global Solutions, Inc.

4 Industrial Way West, Suite 300

Eatontown, New Jersey 07724

(Name and address of agent for service)

(732) 389-0932

(Telephone number, including area code, of agent for service)

Copy to:

W. Bryan Rakes

Gabriel M. Steele

Venable LLP

750 East Pratt Street, Suite 900

Baltimore, MD 21202

(410) 244-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Climb Global Solutions, Inc., a Delaware corporation (the “Registrant”), relating to 1,810,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Registrant issuable under the Amended and Restated Climb Global Solutions, Inc. 2021 Omnibus Incentive Plan (the “Plan”). At the 2026 Annual Meeting of Stockholders of the Registrant held on June 2, 2026, the Registrant’s stockholders approved the Plan and the authorization of an additional 1,810,000 shares of Common Stock available for issuance under the Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Plan as the result of any stock splits, stock dividends or similar transactions.

This Registration Statement is filed pursuant to General Instruction E to Form S-8. Accordingly, this Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant on June 21, 2021 (File No. 333-257231) (the “Prior Registration Statement”), with respect to the Plan, except as otherwise amended, updated or supplemented herein.

This Registration Statement relates solely to the registration of additional securities of the same class as are registered on the Prior Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Item 1 and Item 2 of Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements, in accordance with Rule 424 under the Securities Act. Such documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8 and the Prior Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 27, 2026;

(b)	the Registrant’s Definitive Proxy Statement on Schedule 14A relating to the 2026 Annual Meeting of Stockholders, filed with the Commission on April 24, 2026;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on April 30, 2026 (the "Form 10-Q");

(d)	the Registrant’s Current Reports on Form 8-K filed with the Commission on February 24, 2026, March 2, 2026, March 20, 2026, April 23, 2026, and June 4, 2026; and

(e)

the description of the Registrant’s Common Stock contained in its Form 8-A, filed with the Commission on July 18, 1995, as updated by the description of the Registrant’s Common Stock filed as Exhibit 4.3 to its Annual Report on Form 10-K for the year ended December 31, 2023, including any further amendments or reports filed for the purpose of updating such description.

As disclosed in the Current Report on Form 8-K filed on March 20, 2026, and incorporated by reference, the Registrant completed a four-for-one forward stock split of the Registrant’s issued common stock on March 20, 2026 (the “Stock Split”). As a result of the Stock Split, references made to share or per share amounts in the accompanying consolidated financial statements and applicable disclosures in the Form 10-Q incorporated by reference had been retroactively adjusted to reflect the Stock Split. For purposes of this Registration Statement, the Form 10-K incorporated by reference has not been retroactively recast to reflect the Stock Split, as the Stock Split does not represent a material change in the Registrant’s affairs within the meaning of General Instruction G.2 to Form S-8.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items) after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit No.	Description
4.1	Form of Restated Certificate of Incorporation of the Registrant (1)
4.2	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (2)
4.3	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (3)
4.4	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (4)
4.5	Amended and Restated Bylaws of the Registrant (5)
5.1*	Opinion of Venable LLP
23.1*	Consent of BDO USA, P.C., An Independent Registered Public Accounting Firm
23.2*	Consent of Deloitte & Touche LLP
23.3*	Consent of Venable LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this Registration Statement)
99.1	Amended and Restated Climb Global Solutions, Inc. 2021 Omnibus Incentive Plan (6)
107*	Calculation of Filing Fee Table

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 11, 2025.

(2)	Incorporated by reference to Exhibit 3.1(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed with the Commission on November 3, 2006.

(3)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 27, 2022.

(4)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 20, 2026.

(5)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 8, 2022.

(6)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 4, 2026.

*         filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eatontown, New Jersey, on June 9, 2026.

CLIMB GLOBAL SOLUTIONS, INC.

By:	/s/ Matthew Sullivan
Matthew Sullivan
Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dale Foster and Matthew Sullivan, and each of them, his, her or their true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him, her or them and in his, her or their name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he, she or they might or could do in person, hereby ratifying and conforming all that said attorneys in fact and agents, and each of them, or their respective substitutes, and each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dale Foster	Chief Executive Officer and Director	June 9, 2026
Dale Foster	(principal executive officer)

/s/ Matthew Sullivan	Chief Financial Officer	June 9, 2026
Matthew Sullivan	(principal financial officer and principal accounting officer)

/s/ John McCarthy	Chairman of the Board of Directors	June 9, 2026
John McCarthy

/s/ Andrew Bryant	Director	June 9, 2026
Andrew Bryant

/s/ Paul Giovacchini	Director	June 9, 2026
Paul Giovacchini